Exhibit 10.3

Amended and Restated LETTER AGREEMENT

This AMENDED AND RESTATED LETTER AGREEMENT (this “Agreement”) is entered into as of May 24, 2024 by and among P3 Health Partners Inc., a Delaware corporation (the “Company”), Chicago Pacific Founders GP, L.P., a Delaware limited partnership (“CPF GP I”), and Chicago Pacific Founders GP III, L.P., a Delaware limited partnership (“CPF GP III”, collectively with CPF GP I, “CPF”) (in the case of each of CPF GP I and CPF GP III, on behalf of itself and all other CPF Parties (as defined below)).

WHEREAS, the Company and CPF are parties to that certain Letter Agreement, dated as of April 6, 2024 (the “Original Letter Agreement”);

WHEREAS, the Company, certain funds of which CPF GP I is the general partner, certain funds of which CPF GP III is the general partner, and/or certain of its affiliated entities and funds (such funds and affiliated entities and funds, being referred to collectively hereafter as the “CPF Parties”) are parties to (i) that certain Securities Purchase Agreement, dated as of March 30, 2023 (the “2023 Purchase Agreement”), pursuant to which each of the CPF Parties purchased shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) and warrants to purchase shares of Common Stock, and (ii) that certain Securities Purchase Agreement, dated as of May 22, 2024 (the “2024 Purchase Agreement”, and together with the 2023 Purchase Agreement, the “Purchase Agreements”), pursuant to which each of the CPF Parties is purchasing shares of Common Stock and warrants to purchase shares of Common Stock; and

WHEREAS, as a condition to the obligations of the Company and the CPF Parties under the 2024 Purchase Agreement, the Company and CPF desire to amend and restate the Original Letter Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Original Letter Agreement is hereby amended and restated in its entirety, and the parties to this Agreement hereby agree as follows:

Article I.
Governance Rights

Section 1.1.                Board Representation. From and after the date hereof, until the termination of this Agreement, CPF shall be entitled, upon written request to the Company, to designate one additional member to the Board of Directors of the Company (the “Board”) who qualifies as “independent” pursuant to applicable SEC and stock exchange rules (the “CPF Designee”). Within fifteen days of receipt of written notice and subject to receipt of the information contemplated by the penultimate sentence of this Section 1.1, the Company covenants and agrees that it shall cause the CPF Designee to be appointed to the Board, either to fill an existing vacancy or a newly created directorship resulting from an increase in the authorized number of Directors.  The Company’s obligations to have any CPF Designee appointed to the Board shall be subject to such CPF Designee satisfying all applicable requirements regarding service as a director of the Company under applicable law and SEC and stock exchange rules. The CPF Parties will cause any CPF Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations and provide such information as the Board and/or Disinterested Directors may reasonably request to determine the CPF Designee’s eligibility and qualification to serve as a member of the Board. To the extent the CPF Designee ceases to be a member of the Board for any reason, CPF shall be entitled to designate a successor CPF Designee subject to the terms and conditions of this Section 1.1.

Section 1.2.                Protective Provisions. From and after the date hereof, until such time as the CPF Parties collectively no longer beneficially own at least 40% of the issued and outstanding shares of Common Stock, the Company covenants and agrees that it will not take any of the following actions, or enter into any contract, agreement or commitment with respect to any of the following actions, without obtaining the prior approval of the Board:

(a)               entering into any provider agreements or payor agreements; or

(b)               making any material expenditure related to compensation of Company personnel (including, without limitation, salary, bonus, severance and equity grants), except for such expenditures that are taken into account in the Company’s budget or have been otherwise approved by the Board.

Section 1.3.               Information Rights. From and after the date hereof, until such time as the CPF Parties collectively no longer beneficially own at least 40% of the issued and outstanding shares of Common Stock, the Company shall provide CPF with the following rights:

(a)               the right to conduct operating reviews on a monthly basis;

(b)               the right to conduct growth pipeline reviews on a semi-monthly basis;

(c)              delivery by the Company of monthly cash proof, together with a rolling 12-month proof, as soon as possible after the first calendar day of each month, but in any event within five business days of the first calendar day of each month;

(d)               direct access to the Company’s data warehouse; and

(e)               such other information as CPF may reasonably request from time to time, which information shall be provided by the Company as soon as possible, but in any event within one business day of such request for data requests that may be run from existing Company systems and within five business days of such request for all other requests.

Article II.
Standstill

Section 2.1.               For so long as the Company is not in material breach of its covenants under Section 1.1, CPF (on behalf of itself and each CPF Party) agrees that, prior to July 31, 2025, without Disinterested Director Approval, it shall not, and shall cause its Affiliates not to, directly or indirectly (either individually, or in concert with any other Person, or as a “group” (as such term is used in Section 13(d)(3) of the Exchange Act)), acquire, offer or seek to acquire, agree to acquire, effect or enter into an agreement to acquire, or make a proposal to acquire, by purchase or otherwise, any securities or direct or indirect rights to acquire (or obtain any right to direct the voting or disposition of) any equity securities of the Company or any of its Affiliates, any securities convertible into or exchangeable for any such equity securities (excluding, for the avoidance of doubt, the Warrants (as defined in the 2024 Purchase Agreement), to the extent such Warrants are not exercised), any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock or substantially all of the assets or property of the Company and its Subsidiaries, in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions pursuant to any agreement, arrangement or understanding or otherwise, which would result in the aggregate number of shares of Common Stock beneficially owned by the CPF Parties, their respective Affiliates and any other Persons whose beneficial ownership of shares of Common Stock would be aggregated with the CPF Parties for purposes of Section 13(d) of the Exchange Act exceeding 49.99% of (i) the total number of issued and outstanding shares of Common Stock and Class V common stock of the Company or (ii) the combined voting power of all of the securities of the Company then outstanding.

Article III.

Confidentiality

Section 3.1.              Each of the CPF Parties will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary in connection with any necessary regulatory approval, examination or inspection or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any Governmental Entity or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a filing with the SEC, routine audit or examination by, or document request from, a regulatory or self-regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the Company with prior written notice of such permitted disclosure to the extent lawful), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the Company furnished to it by or on behalf of the Company or its representatives pursuant to this Agreement (except to the extent that such Information can be reasonably demonstrated to have been (a) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the Company, (b) in the public domain through no violation of this Section 3.1 by such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each of the CPF Parties shall not release or disclose such Information to any other person, except its auditors, attorneys, advisors and other consultants and advisors, all of whom shall be instructed as to the confidentiality of such Information. Each of the CPF Parties shall be responsible for any breach of this Section 3.1 by any of its respective representatives, auditors, attorneys, advisors and other consultants.

Article IV.
Miscellaneous

Section 4.1.              Certain Defined Terms. Capitalized terms that are used but not defined elsewhere herein are defined in the 2024 Purchase Agreement. In addition, the following capitalized terms have the meanings indicated:

(a)                A Person shall be deemed to “beneficially own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement (excluding, in the case of the CPF Parties, for the avoidance of doubt, the Warrants, to the extent such Warrants are not exercised).

(b)               “Disinterested Directors” shall Independent Directors who are disinterested and independent under Delaware law as to the matter under consideration and, in each case, who are not affiliated with the CPF Parties.

(c)                “Disinterested Director Approval” shall mean the affirmative approval of a special committee of the Board comprised solely of Disinterested Directors, duly obtained in accordance with the applicable provisions of the Company’s organizational documents, applicable law and the rules, regulations and listing standards promulgated by any securities exchange on which the shares of Common Stock are traded.

(d)               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(e)               “Independent Director” shall mean a director on the Board that qualifies as “independent” under the requirements of Rule 10A-3 under the Exchange Act and the rules, regulations and listing standards promulgated by any securities exchange on which the shares of Common Stock are traded.

(f)                “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 4.2.                Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the CPF Parties.

Section 4.3.                Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 4.4.                Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto.

Section 4.5.               Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 4.6.              Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 4.7.              Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the 2024 Purchase Agreement.

Section 4.8.               Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 9.7 of the 2024 Purchase Agreement, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the CPF Parties would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.8 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 4.9.             Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.9.

Section 4.10.             Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the addresses provided in Section 9.3 of the 2024 Purchase Agreement or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 4.11.             Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 4.12.             Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 4.13.             Termination. This Agreement shall terminate upon the earlier to occur of (a) such time as the CPF Parties collectively no longer beneficially own at least 40% of the issued and outstanding shares of Common Stock and (b) the consummation of (i) a sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or (ii) any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of and the proceeds thereof are paid to then-existing stockholders of the Company.

Section 4.14.             Amendment and Restatement. The Company and CPF hereby agree that the Original Letter Agreement is hereby amended, restated, superseded and replaced in its entirety by this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first above written.

P3 HEALTH PARTNERS INC.

By:	/s/ Aric Coffman, M.D.
Name:	Aric Coffman, M.D.
Title:	Chief Executive Officer

CHICAGO PACIFIC FOUNDERS GP, L.P.
By: Chicago Pacific Founders UGP, LLC
(on behalf of itself and all other CPF Parties)

By:	/s/ Mary Tolan
Name:	Mary Tolan
Title:	Manager

CHICAGO PACIFIC FOUNDERS GP III, L.P.
By:	Chicago Pacific Founders UGP III, LLC
(on behalf of itself and all other CPF Parties)

By:	/s/ Mary Tolan
Name:	Mary Tolan
Title:	Manager

SIGNATURE PAGE TO AMENDED AND RESTATED LETTER AGREEMENT